Exhibit 8.1

[Letterhead of Sullivan & Cromwell LLP]

June 17, 2014

Barclays PLC,

1 Churchill Place,

London E14 5HP,

United Kingdom.

Ladies and Gentlemen:

We have acted as your United States federal income tax counsel in connection with the prospectus filed on June 10, 2014 (the “Prospectus”) with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), relating to the offers by Barclays PLC (the “Issuer”) or, as applicable Barclays Bank PLC (“Barclays Bank”), to exchange (a) up to £90,501,000 6% Callable Perpetual Core Tier One Notes, £81,481,000 5.3304% Step-up Callable Perpetual Reserve Capital Instruments, £94,703,000 6.3688% Step-up Callable Perpetual Reserve Capital Instruments and £750,000,000 6.0% Non-Cumulative Callable Preference Shares, (b) up to €1,400,000,000 4.75% Non-Cumulative Callable 2020 Preference Shares and (c) up to $681,013,000 6.86% Callable Perpetual Core Tier One Notes, $533,064,000 5.926% Step-up Callable Perpetual Reserve Capital Instruments, $346,565,000 7.434% Step-up Callable Perpetual Reserve Capital Instruments and $1,000,000,000 6.278% Non-Cumulative Callable Dollar Preference Shares, Series 1, represented by American Depositary Shares (all such securities referred to in clauses (a)-(c) issued by Barclays Bank), for consideration consisting of contingent convertible securities issued by the Issuer (the “New AT1 Securities”), mandatorily convertible in certain circumstances in accordance with their terms for ordinary shares of the Issuer, plus a cash payment as consideration for any accrued and unpaid interest or dividends, as applicable, plus (if applicable) cash amounts in lieu of any fractional New AT1 Securities.

We hereby confirm to you that, insofar as it relates to United States federal income tax law, the discussion set forth under the heading “Tax Considerations—Certain United States Federal Income Tax Considerations” in the Prospectus, subject to the qualifications, exceptions, assumptions and limitations contained therein, is our opinion.

Barclays PLC

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be incorporated by reference in the Issuer’s Registration Statement on Form F-4 (File No. 333-195965). In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Sullivan & Cromwell LLP